AMENDED AND RESTATED

ANNEX A

Effective as of May 1, 2011

RS Select Growth Fund	1.00%
RS Small Cap Growth Fund	0.95%
RS Global Natural Resources Fund	1.00%
RS Mid Cap Growth Fund	0.85%
RS Technology Fund	1.00%
RS Value Fund	0.85%
RS Partners Fund	1.00%
RS Growth Fund	0.80%
RS Investors Fund	1.00%
RS Large Cap Alpha Fund	0.50%
RS Small Cap Equity Fund	0.75%
RS S&P 500 Index Fund	0.25%
RS International Growth Fund	0.80%
RS Emerging Markets Fund	1.00%
RS Investment Quality Bond Fund	0.50%
RS Low Duration Bond Fund	0.45%
RS High Yield Bond Fund	0.60%
RS Tax-Exempt Fund	0.50%
RS Money Market Fund	0.45%
RS Floating Rate Fund	0.65%
RS High Yield Municipal Bond Fund	0.50%
RS Strategic Income Fund	0.60%
RS Capital Appreciation Fund	0.80%
RS Global Growth Fund	0.80%
RS Greater China Fund	1.10%

This amendment is hereby agreed to on this 28th day of April, 2011.

RS INVESTMENT TRUST		RS INVESTMENT MANAGEMENT CO. LLC

By:	/S/ TERRY R. OTTON	By:	/S/ TERRY R. OTTON
Name: Title:	Terry R. Otton President	Name: Title:	Terry R. Otton Chief Executive Officer